Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement Form S-4 of our report dated March 9, 2023 relating to the financial statements of Applied Molecular Transport Inc., appearing in the Annual Report on Form 10-K of Applied Molecular Transport Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

November 19, 2023